EXHIBIT (j)(8)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 133 to Registration Statement No. 02-90946 on Form N-1A ("Registration Statement") of Eaton Vance Mutual Funds Trust of our report dated December 27, 2006, relating to the financial statements and supplementary data of the Global Macro Portfolio (formerly Strategic Income Portfolio), which appears in the October 31, 2006 Annual Report to Shareholders of the Portfolio, which is also incorporated by reference into the Registration Staement.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts February 25, 2008